UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 11, 2021

WHITING PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Lincoln Street, Suite 4700
Denver, Colorado		80203-4547
(Address of principal executive offices)		(Zip Code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WLL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Whiting Petroleum Corporation (the “Company”) held its annual meeting of stockholders on May 11, 2021 (the “Annual Meeting”). Of the 39,000,022 shares outstanding as of the record date for the Annual Meeting, 31,227,468 shares were present or represented by proxy at the Annual Meeting. All proposals were approved by stockholders other than the approval, by advisory vote, of the compensation of the Company’s named executive officers. The items voted on at the Annual Meeting and the results of the voting on the matters submitted to the stockholders were as follows:

1.	Election of seven directors to hold office until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the following nominees for director was elected at the Annual Meeting.

	Shares Voted
Name of Nominee	For	Withheld	Broker Non-Vote
Janet L. Carrig	23,928,603	131,224	7,167,641
Susan M. Cunningham	23,956,511	103,316	7,167,641
Paul J. Korus	23,922,705	137,122	7,167,641
Kevin S. McCarthy	21,256,680	2,803,147	7,167,641
Lynn A. Peterson	23,564,377	495,450	7,167,641
Daniel J. Rice IV	19,567,754	4,492,073	7,167,641
Anne Taylor	21,412,098	2,647,729	7,167,641

2.	Approval, by advisory vote, of the compensation of the Company’s named executive officers.

Shares Voted
For	Against	Abstain	Broker Non-Vote
5,426,646	18,601,671	31,509	7,167,641

3.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2021.

Shares Voted
For	Against	Abstain	Broker Non-Vote
31,109,556	96,016	21,896	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2021

WHITING PETROLEUM CORPORATION

By:	/s/ M. Scott Regan
Name:	M. Scott Regan
Title:	Vice President, Legal, General Counsel and Secretary